                                                                    Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

                                      among

                              PHARSIGHT CORPORATION

                     MITCHELL AND GAUTHIER ASSOCIATES, INC.

                              EDWARD E. L. MITCHELL

                                       and

                               JOSEPH S. GAUTHIER

                                      Dated

                                  May 27, 1998

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.    CERTAIN DEFINITIONS.....................................................1

      1.1   "Acquired Assets".................................................1

      1.2   "Ancillary Agreements"............................................3

      1.3   "Assumed Agreements"..............................................3

      1.4   "Assumed Liabilities".............................................3

      1.5   "Co-Ownership Agreement"..........................................3

      1.6   "Derivative Work".................................................3

      1.7   "Disclosure Schedule".............................................3

      1.8   "Excluded Assets".................................................3

      1.9   "Golden Master"...................................................4

      1.10  "Intellectual Property"...........................................4

      1.12  "Legal Requirement"...............................................5

      1.13  "Lien"............................................................5

      1.14  "MGA Facility"....................................................5

      1.15  "MGA Fields"......................................................5

      1.16  "MGA Intellectual Property".......................................5

      1.17  "MGA Products"....................................................5

      1.18  "MGA Restricted Software".........................................5

      1.19  "MGA Unrestricted Software".......................................5

      1.21  "Pharsight Fields"................................................5

      1.22  "Person"..........................................................5

      1.24  "Used In Connection With".........................................6

2.    SALE AND PURCHASE; ASSUMPTION OF LIABILITIES; PURCHASE PRICE; CLOSING...6

      2.1   Sale and Purchase of the Acquired Assets..........................6

      2.2   Assumed Agreements; Specified Contractual Liabilities.............6

      2.3   Assumption of Liabilities.........................................6

      2.4   Closing; Closing Deliverables.....................................7

      2.5   Assignment of Contracts and Rights................................8

      2.6   Complete Transfer.................................................8

      2.7   Allocation........................................................8

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
3.    REPRESENTATIONS AND WARRANTIES OF SELLERS...............................8

      3.1   Organization of MGA...............................................8

      3.2   Authorization of Transaction......................................9

      3.3   Non-Contravention.................................................9

      3.4   Consents..........................................................9

      3.5   Title to the Acquired Assets.....................................10

      3.6   Assumed Agreements...............................................10

      3.7   Intellectual Property............................................10

      3.8   Ownership Transfer...............................................12

      3.9   Litigation.......................................................12

      3.10  Environmental Matters............................................12

      3.11  Employment Matters...............................................13

      3.12  Use Of Office Facilities.........................................13

      3.13  Brokers' Fees....................................................13

      3.14  Compliance with Bulk Sales Laws..................................13

      3.15  Underlying Documents.............................................14

      3.16  Investment Representation........................................14

      3.17  Full Disclosure..................................................14

4.    REPRESENTATIONS AND WARRANTIES OF PHARSIGHT............................14

      4.1   Organization of Pharsight........................................14

      4.2   Authorization of Transaction.....................................15

      4.3   Non-Contravention................................................15

      4.4   Brokers' Fees....................................................15

      4.5   Acknowledgement..................................................15

5.    POST-CLOSING COVENANTS AND AGREEMENTS..................................16

      5.1   Cooperation; Further Assurances..................................16

      5.2   Delivery; Removal of Excluded Assets.............................16

      5.3   Notice of Developments...........................................16

      5.4   Enforcement of Rights............................................16

      5.5   Delivery of Notices..............................................16

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
      5.6   Payment by Pharsight of Certain of Sellers' Costs................16

      5.7   Reimbursement of Remaining Amounts...............................17

6.    INDEMNIFICATION........................................................17

      6.1   Indemnification and Reimbursement of Pharsight's Losses..........17

      6.2   Indemnification and Reimbursement of Sellers's Losses............18

      6.3   Payment..........................................................18

      6.4   Notice of Claims.................................................18

      6.5   Third Party Claims...............................................18

      6.6   Disputed Claims..................................................19

      6.7   Survival.........................................................19

      6.8   Right of Setoff..................................................20

      6.9   Sole Remedy; Co-Ownership Agreement Separate.....................20

7.    MISCELLANEOUS..........................................................20

      7.1   Further Assurances...............................................20

      7.2   No Third Party Beneficiaries.....................................20

      7.3   Entire Agreement.................................................21

      7.4   Succession and Assignment........................................21

      7.5   Counterparts.....................................................21

      7.6   Headings.........................................................21

      7.7   Notices..........................................................21

      7.8   Governing Law....................................................22

      7.9   Waiver...........................................................23

      7.10  Amendments.......................................................23

      7.11  Severability.....................................................23

      7.12  Expenses.........................................................23

      7.13  Transfer Taxes...................................................23

      7.14  Confidentiality of Information...................................23

      7.15  Construction.....................................................24

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into on May 27, 1998, by and among PHARSIGHT CORPORATION, a California corporation ("Pharsight"), MITCHELL AND GAUTHIER ASSOCIATES, INC., a Delaware corporation ("MGA"), Edward E. L. Mitchell ("Mitchell"), and Joseph S. Gauthier ("Gauthier," and together with MGA and Mitchell, "Sellers").

                                    RECITALS

      This Agreement contemplates a transaction in which Pharsight shall purchase certain assets (and assume certain future obligations) of MGA in return for the consideration described herein.

                                    AGREEMENT

      The parties, intending to be legally bound, hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meaning given to them below:

      1.1   "Acquired Assets" means the following assets of MGA:

            (a) all right, title and interest in and to the MGA Unrestricted Software, including all software, Intellectual Property Rights and proprietary assets owned by MGA and exclusively Used In Connection With the MGA Unrestricted Software;

            (b) an exclusive (other than to MGA), unrestricted, perpetual, irrevocable, royalty-free, world-wide license to use, reproduce, create Derivative Works of, distribute, sublicense (through multiple tiers of sublicensees), perform, publicly display, make, manufacture, import and export any Intellectual Property and other proprietary assets owned by MGA, Used In Connection With the MGA Unrestricted Software and not included in (a) above;

            (c) all of MGA's rights under all Assumed Agreements, including the lease of the MGA Facility and all rights thereunder (including all security and other deposits and pre-paid rent);

            (d) an undivided one-half ownership interest in and to the MGA Restricted Software, both in Source Code and Object Code, with no right of accounting and with exclusive use in the Pharsight Fields (except as set forth in Section 4.2(b) of the Co-Ownership Agreement), with exclusive use in the MGA Fields (except as set forth in Section 4.2(a) of the Co-Ownership Agreement) to remain with MGA, as further set forth in the Co-Ownership Agreement;

            (e) an exclusive (even as to MGA), perpetual, irrevocable, royalty-free, world-wide license to use, reproduce, create Derivative Works of, distribute, sublicense (through multiple tiers of sublicensees), perform, publicly display, make, manufacture, import and export any Intellectual Property and other proprietary assets and all other assets not included in (d) above owned by MGA and Used In Connection With the MGA Restricted Software in the Pharsight Fields, as further set forth in the Co-Ownership Agreement;

            (f) a non-exclusive, perpetual, irrevocable, royalty-free, world-wide license to use, reproduce, create Derivative Works of, distribute, sublicense (through multiple tiers of sublicensees), perform, publicly display, make, manufacture, import and export any Intellectual Property and other proprietary assets and all other assets not included in (d) above owned by MGA and Used In Connection With the MGA Restricted Software, in the MGA Fields, provided that such Intellectual Property, other proprietary assets or Derivative Works thereof, are incorporated or bundled with an additional Pharsight product (including, without limitation, ACSL BioMed or ACSL Tox) such that the resultant product is designed for use in the Pharsight Fields and represents an enhancement and/or transformation of such Intellectual Property or proprietary assets (with regard to both value and function), as further set forth in the Co-Ownership Agreement;

            (g) all machinery, equipment, furniture, leasehold improvements and other fixed assets owned by MGA located at the MGA Facility, together with all other assets located at the MGA Facility other than the Excluded Assets set forth in Section 1.8(a);

            (h) all business and financial records, books, files, plans, documents, correspondence, lists, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies and reports of MGA, whether written or electronically stored or otherwise recorded if, and only to the extent, that such foregoing items are exclusively Used in Connection With the Acquired Assets (not including the items of this subsection (h) for these purposes) or the Assumed Liabilities; provided, however, if such foregoing items are Used in Connection With the Acquired Assets (not including the items of this subsection (h) for these purposes) or the Assumed Liabilities other than on an exclusive basis, copies thereof shall be proved to Pharsight by MGA and Pharsight shall have the right to use such items in connection with the exercise of its rights pursuant to this Agreement and the Co-Ownership Agreement;

            (i) all indemnity and contribution rights granted to MGA or owed by third parties to MGA with respect to the Assumed Liabilities, and any and all rights or assets arising from and related to the defense, release, compromise, discharge, administration, management or satisfaction by MGA of the Assumed Liabilities; and

            (j) all of MGA's rights, claims, actions, causes of action, vendor, supplier and similar claims, judgments and demands of whatever nature arising out of or related to the Acquired Assets (for purposes hereof not including this subsection (j)) including, without limitation, MGA's rights, claims, actions, and causes of action arising out of or related to any employee confidentiality, proprietary information, invention assignment or other such agreements; provided, however, that if any of the foregoing items are not related exclusively to the Acquired Assets (not including the items of this subsection
(j) for these purposes), Pharsight shall use its best efforts to afford MGA the benefits of the foregoing items in proportion to the extent to which such items do not relate exclusively to the Acquired Assets (not including the items of this subsection (j) for these purposes), and MGA and Pharsight will use their good faith best efforts to agree on such division of benefits.

Notwithstanding the foregoing, the Acquired Assets shall not include the Excluded Assets.

      1.2 "Ancillary Agreements" means each of the agreements referred to in
Section 2.4.

      1.3 "Assumed Agreements" means each of the agreements set forth on Exhibit A.

      1.4 "Assumed Liabilities" means only those liabilities and obligations arising after the Closing under each Assumed Agreement actually assigned to Pharsight pursuant to this Agreement.

      1.5 "Co-Ownership Agreement" means the Co-Ownership Agreement, dated as of even date herewith, between MGA and Pharsight, pursuant to which, among other things, MGA assigns to Pharsight a one-half ownership interest in and to the MGA Restricted Software.

      1.6 "Derivative Work" shall mean a work which is based on one or more pre-existing works, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such software may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in the software, would constitute a copyright infringement. For purposes hereof, Derivative Work shall also include any compilation that incorporates any pre-existing work.

      1.7 "Disclosure Schedule" shall mean the disclosure schedule separately delivered by Sellers to Pharsight concurrently with this Agreement, which schedule is initialed for identification by the parties.

      1.8 "Excluded Assets" means the following assets:

            (a) MGA's Unix hardware, disk duplicators, and web site hardware and all manuals, articles, libraries and licenses Used In Connection With MGA's Unix system, in each case as listed in Exhibit B hereto;

            (b) an undivided one-half ownership interest in and to the MGA Restricted Software, both in Source Code and Object Code, with no right of accounting and with exclusive use in the MGA Fields (except as set forth in Section 4.2(a) of the Co-Ownership Agreement), with exclusive use in the Pharsight Fields (except as set forth in Section 4.2(b) of the Co-Ownership Agreement) to remain with Pharsight, as further set forth in the Co-Ownership Agreement;

            (c) except for the Assumed Agreements, all of MGA's rights with respect to any contracts, bids, subcontracts or other agreements for the provision of MGA services that do not relate to the Pharsight Fields, together with all related subcontracts, purchase orders and similar agreements (with such contracts, bids, subcontracts and agreements and the purchase orders and similar agreements relating thereto, together with all related change orders, extra work orders and other amendments and modifications thereto being referred to herein as the "Retained MGA Contracts");

            (d) any capital stock or equity interest of MGA;

            (e) all foreign federal, state or local tax refunds, tax refund claims and tax credits, deductions or other tax benefits of MGA;

            (f) all indemnity and contribution rights granted to MGA or owed by third parties to MGA with respect to any liability or obligations of any nature, fixed or contingent or known or unknown, of MGA whatsoever other than as set forth in Section 1.1(i) (herein "Retained Contribution Claims") and any and all rights or assets arising from and related to the defense, release, compromise, discharge, administration, management or satisfaction by MGA of the liabilities in respect of the Retained Contribution Claims;

            (g) all of MGA's rights, claims, actions, causes of action, vendor, supplier and similar claims, judgments and demands of whatever nature arising out of the Excluded Assets (for purposes hereof not including this subsection
(g));

            (h) all of MGA's deferred charges, advance payments, prepaid items, security and other deposits, claims for refunds, rights of offset, and credits of all kinds, relating specifically to the Excluded Assets (for purposes hereof not including this subsection (h));

            (i) cash and other liquid assets and accounts receivable (other than accounts receivable related to the Assumed Agreements for services rendered or amounts accruing after the closing); and

            (j) the rights of MGA under this Agreement.

      1.9 "Golden Master" shall mean, with respect to a given software program, program module, or documentation, a copy of such item that (i) is under source code control, (ii) is complete and accurate, (iii) represents the producer's best efforts to meet the applicable specifications, (iv) has passed all applicable test procedures, and (v) complies with normal industry practices for verification and duplication.

      1.10 "Intellectual Property" means any or all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary information, know-how and technology; (iii) all works of authorship, "moral rights", copyrights (including Derivative Works thereof), mask works, copyright and mask work registrations and applications; (iv) all industrial designs and any registrations and applications therefor; (v) all trade names, logos, trademarks and service marks, trademark and service mark registrations and applications together with the good will of the business symbolized by the names and the marks; (vi) all computer software and related documentation including all Source Code, Object Code, firmware, installation programs, source code control archives, development tools, test plans, test files, test data, build scripts, file specifications, design and implementation documents, interface specifications, requirements specifications, data bases, utilities, bug databases, and all media on which any of the foregoing is recorded; (vii) any similar, corresponding or equivalent rights to any of the foregoing; and (viii) all goodwill associated with any of the foregoing.

      1.11 "Intellectual Property Rights" shall mean any interest or right protectable under the law of any country as to any form of Intellectual Property.

      1.12 "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, restriction, statute, or treaty.

      1.13 "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

      1.14 "MGA Facility" means MGA's facility located at 200 Baker Avenue, Concord, Massachusetts.

      1.15 "MGA Fields" shall mean all fields other than the Pharsight Fields.

      1.16 "MGA Intellectual Property" means Intellectual Property owned by MGA that constitutes an Acquired Asset.

      1.17 "MGA Products" means the MGA Restricted Software and the MGA Unrestricted Software.

      1.18 "MGA Restricted Software" means the "Software" as defined in the Co-Ownership Agreement.

      1.19 "MGA Unrestricted Software" means the following products of MGA and any Derivative Work thereof, both in Source Code and Object Code: ACSL Biomed, and ACSL Tox, including any upgrades, updates, works in progress, and all associated documentation (existing as of the Effective Date) developed by or for MGA and other components, programs or utilities required for the operation or execution thereof, except as set forth in Exhibit D of the Co-Ownership Agreement, but not including the MGA Restricted Software included therein.

      1.20 "Object Code" shall mean a machine-executable object code form of the software.

      1.21 "Pharsight Fields" shall mean the biotechnology, pharmaceutical (including over-the-counter), veterinary, medical devices, environmental and healthcare fields.

      1.22 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      1.23 "Source Code" shall mean a human-readable source code version of the software and all related program documentation such that a programmer reasonably skilled in the programming language could read, understand and modify the software.

      1.24 "Used In Connection With" means with respect to any asset, tangible or intangible, currently used in connection with, has ever been used in connection with, is or was intended for use in connection with, is necessary for use in connection with, or is reasonably desirable for use in connection with, such assets.

2. SALE AND PURCHASE; ASSUMPTION OF LIABILITIES; PURCHASE PRICE; CLOSING.

      2.1 Sale and Purchase of the Acquired Assets. At the Closing (as defined below), on the terms and subject to the conditions of this Agreement and the Co-Ownership Agreement, MGA shall sell and Pharsight shall purchase all of the Acquired Assets for the following consideration:

            (a) $2,000,000, to be paid at the Closing by check;

            (b) $1,750,000, to be paid at the Closing in the form of a promissory note (the "Promissory Note") in such principal amount, bearing simple interest at a rate of 8.0% per annum and which shall be payable (i) one year from the date of issuance in the principal amount of $875,000 together with interest accrued on such principal amount paid, and (ii) two years from the date of issuance in the principal amount of $875,000 together with interest accrued on such principal amount paid;

            (c) 246,250 shares of Pharsight Common Stock, to be issued, at the direction of the Sellers, to the following persons as follows:

                  (i)    140,000 shares to Mitchell;

                  (ii)   60,000 shares to Gauthier;

                  (iii)  25,000 shares to Mike Gauthier;

                  (iv)   10,000 shares to Andy Levine;

                  (v)    5,000 shares to Mark Sale;

                  (vi)   2,500 shares to Sining Fang;

                  (vii)  2,500 shares to Michael Dunlavy; and

                  (viii) 1,250 shares to Sharon Kumnick;

            (d) The obligations of Pharsight under Sections 5.6 and 5.7 hereof; and

            (e) The assumption of the Assumed Liabilities.

      2.2 Assumed Agreements; Specified Contractual Liabilities. From and after the Closing, Pharsight shall be entitled to the benefit of all of the Assumed Agreements. Sellers shall give such assistance to Pharsight as Pharsight shall reasonably request to enable Pharsight to enjoy the benefit of the Assumed Agreements.

      2.3 Assumption of Liabilities. At the Closing, on the terms and subject to the conditions of this Agreement, Pharsight agrees to assume and become responsible for all of the Assumed Liabilities. Pharsight shall not assume or have any responsibility, however, with respect to any other obligation or liability of MGA that is not an Assumed Liability. Without limiting the foregoing, Pharsight shall not assume or be responsible for (i) any liabilities relating to events arising or occurring prior to the Closing, regardless of when payable, or (ii) any and all sales taxes, use taxes, transfer taxes, filing fees and similar taxes, fees, charges and expenses required to be paid in connection with the transactions contemplated by this Agreement, and all such liabilities shall be for the account of MGA.

      2.4 Closing; Closing Deliverables. The closing shall occur in the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306-2155, upon the execution and delivery of this Agreement by the parties hereto ("Closing"). At the Closing the parties will deliver the following documents, and such additional documents as the parties may agree to transfer ownership of the Acquired Assets to Pharsight (which shall be in form satisfactory to both parties) :

            (a) Sellers shall deliver to Pharsight:

                  (i) A bill of sale and assignment, executed by MGA, for the Acquired Assets;

                  (ii) An assignment and assumption agreement (the "Assignment and Assumption Agreement"), executed by MGA, assigning the Assumed Agreements;

                  (iii) The Co-Ownership Agreement, executed by Sellers;

                  (iv) Copyright assignments as set forth in Exhibit C and the Co-Ownership Agreement;

                  (v) Noncompetition Agreements, executed by each of Mitchell and Gauthier;

                  (vi) An Estoppel Certificate, executed by the lessor under the lease of the MGA Facility;

                  (vii) A Quitclaim by Mark Sale as to any right, title and interest he may have in and to the MGA Products;

                  (viii) Evidence that notice of termination of each of the distribution agreements listed on Exhibit D has been given with respect to (A) the MGA Unrestricted Software covered thereby and (B) the MGA Restricted Software covered thereby in the Pharsight Fields; and

                  (ix) The Disclosure Schedule (as defined below).

            (b) Pharsight shall deliver the following documents:

                  (i) The cash portion of the purchase price as set forth in
Section 2.1(a);

                  (ii) The Promissory Note, as set forth in Section 2.1(b);

                  (iii) The Noncompetition Agreements, executed by Pharsight;
and

                  (iv) The Assignment and Assumption Agreement, executed by Pharsight, pursuant to which Pharsight is assuming the Assumed Liabilities.

      2.5 Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor the consummation of the transactions contemplated hereby shall constitute an assignment, or an agreement to assign, any Acquired Asset or any claim or right or any benefit arising thereunder or resulting therefrom (a "Consent-Required Asset") if an attempted assignment of such Consent-Required Asset, without consent of one or more third parties, would constitute a breach or other contravention thereof or would in any way adversely affect the rights of Pharsight or MGA thereunder; provided, however, that once all such consents are obtained, this Agreement shall automatically effect an immediate assignment of such Consent-Required Asset without further action by either party hereto. Pharsight and MGA will use their commercially reasonable efforts (which shall not be deemed to require any payment of money or other value by Pharsight or MGA) to obtain the consent of the other parties to any such Consent-Required Asset for the assignment thereof to Pharsight as Pharsight may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of MGA thereunder so that Pharsight would not in fact receive all such rights, Sellers and Pharsight will cooperate in a mutually agreeable arrangement under which Pharsight would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting or sub-licensing to Pharsight, or under which Sellers would enforce for the benefit of Pharsight, with Pharsight assuming MGA's obligations, any and all rights of MGA against a third party thereto. Sellers will promptly pay or assign to Pharsight when received all monies received by Sellers with respect to any Consent-Required Asset and any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset. Nothing in this Section 2.5 shall be construed to diminish the representations, warranties and covenants of Sellers respecting such consents.

      2.6 Complete Transfer. Sellers expressly agree that the sale of the Acquired Assets constitutes a transfer of all of MGA's rights with respect to the Acquired Assets and that Sellers reserve no rights to market or otherwise transfer the Acquired Assets (other than the MGA Restricted Software in fields other than the Pharsight Fields).

      2.7 Allocation. Pharsight and MGA shall use their best efforts to mutually agree, within forty-five (45) days after the Closing, upon the manner in which the consideration referred to in Section 2.1 is to be allocated among the Acquired Assets. If Pharsight and MGA shall not agree upon such allocation, at the end of such 45 day period the parties shall proceed as required by the Internal Revenue Code. Pharsight and Sellers shall not file any tax return or other document with, or make any statement or declaration to, any governmental body that is inconsistent with the allocation determined in accordance with this
Section 2.7.

3. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers, jointly and severally, represent and warrant to Pharsight that the statements contained in this Section 3 are correct and complete as of the Closing, except as set forth in the Disclosure Schedule:

      3.1 Organization of MGA. MGA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. MGA has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. MGA is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Acquired Assets or Assumed Liabilities.

      3.2 Authorization of Transaction. Each Seller has full power and authority to execute and deliver this Agreement, and the Ancillary Agreements to which it is a party, and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, MGA has taken all corporate and other action required for the execution, delivery and performance of this Agreement, and the Ancillary Agreements to which it is a party, including the sale of the Acquired Assets as provided herein. This Agreement constitutes the valid and legally binding obligation of each of the Sellers, and each of the Ancillary Agreements constitutes the valid and legally binding obligation of each of the Sellers a party thereto, in each case enforceable in accordance with its terms. The persons who have executed this Agreement, and the Ancillary Agreements to which MGA is a party, on behalf of MGA have been duly authorized to do so.

      3.3 Non-Contravention. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, shall (i) violate any (A) statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which any Seller is subject or (B) any provision of the charter or bylaws of MGA or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require a notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which any Seller is a party or by which it is bound or to which any of its assets is subject, except where the violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations or failures to give notice, individually or in the aggregate, would not have a material adverse effect on the Acquired Assets, the Assumed Liabilities or the ability of the parties to consummate the transactions contemplated by this Agreement and the Ancillary Agreements (a "Material Adverse Effect"). Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect.

      3.4 Consents. No approvals, waivers or consents of or assignments by any Person (including any federal, state or local governmental or administrative authorities) are necessary in connection with the execution, delivery or performance of this Agreement or the Ancillary Agreements. All notices, consents or waivers to the transfer or assignment of the Acquired Assets, including but not limited to the Assumed Agreements, required from third Persons have been given or obtained prior to the date hereof.

      3.5 Title to the Acquired Assets. MGA has good and marketable title, free and clear of all Liens, to the Acquired Assets. When transferred to Pharsight at the Closing, Pharsight will acquire the Acquired Assets free and clear of all Liens.

      3.6 Assumed Agreements.

            (a) True, correct and complete copies of the Assumed Agreements have been delivered to Pharsight. MGA has performed in all material respects all obligations required to be performed by MGA under the Assumed Agreements. To Sellers' knowledge, each of the other parties to the Assumed Agreements has performed in all material respects all the obligations required to be performed by them thereunder to date. Each Assumed Agreement (i) is valid, binding and enforceable against the parties thereto in accordance with its terms, (ii) is in full force and effect with no default or dispute existing or, to Sellers' knowledge, threatened with respect thereto, and no notice of termination has been provided to MGA, or to Sellers' knowledge threatened, thereunder, and (iii) shall not be terminated or otherwise affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. No consent of any third party is required for the assignment of any Assumed Agreement to Pharsight, other than such consents as have been obtained prior to the date hereof. Sellers have provided Pharsight with a complete and accurate list of payments paid to MGA by each licensee under the Assumed Agreements, indicating the licensee and the month paid, from January 31, 1996 to present. MGA has not received any advanced payments (including prepayments of royalties, or other payments by reason of which a licensee is entitled to reduce its current or future royalty or payment obligations) under the Assumed Agreements which have not been earned by MGA.

            (b) The Assumed Agreements include (i) all supply agreements, customer agreements, license agreements, maintenance agreements, service agreements and other contracts to which MGA is a party relating to the MGA Unrestricted Software, and (ii) all supply agreements, customer agreements, license agreements, maintenance agreements, service agreements and other contracts to which MGA is a party relating to the MGA Restricted Software and that relate to the Pharsight Fields.

      3.7 Intellectual Property.

            (a) The MGA Intellectual Property constitutes all the Intellectual Property Used in Connection With the conduct of MGA's business in the Pharsight Fields as currently being or proposed to be conducted by MGA.

            (b) MGA owns no Intellectual Property Rights not included in the Acquired Assets that are competitive with or are otherwise applicable to the Intellectual Property Used in Connection With the conduct of MGA's business in the Pharsight Fields as currently being or proposed to be conducted by MGA.

            (c) None of the MGA Intellectual Property is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by MGA or may affect the validity, use or enforceability of such MGA Intellectual Property.

            (d) With respect to the transfer of MGA Unrestricted Software under this Agreement, Pharsight will be subject to no limitations, obligations or restrictions with regard to the sale, license, distribution or other transfer or exploitation of the MGA Unrestricted Software, whether in the form transferred to Pharsight or after modification, including, but not limited to, any of the foregoing arising out of any distribution, license or other agreements previously entered into by MGA or any of its affiliates.

            (e) With respect to the transfer of rights in the MGA Restricted Software under this Agreement and the Co-Ownership Agreement, Pharsight will be subject, except as otherwise provided herein or therein, to no limitations, obligations or restrictions with regard to the sale, license, distribution or other transfer or exploitation of the MGA Restricted Software in the Pharsight Fields, whether in the form transferred to Pharsight or after modification, including, but not limited to, any limitations, obligations or restrictions arising out of any distribution, license or other agreements previously entered into by MGA or any of its affiliates.

            (f) The Acquired Assets contain all components, programs or utilities required for the operation or execution of the MGA Products.

            (g) MGA has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any MGA Intellectual Property to any other Person other than pursuant to the terms of the Assumed Agreements set forth on Exhibit A hereto.

            (h) MGA is not, and following the Closing Pharsight will not be, required to make or accrue any royalty payment to any third party in connection with the sale, distribution, license, transfer or other disposition or exploitation of any of the Acquired Assets.

            (i) There are no contracts, licenses or agreements between MGA and any other Person with respect to MGA Intellectual Property under which there is, to Sellers' knowledge, any dispute or any threatened dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by MGA thereunder.

            (j) Neither the MGA Products nor the use of the MGA Intellectual Property (A) infringes upon or misappropriates the Intellectual Property of any Person, (B) violates the rights of any Person (including rights to privacy or publicity), or (C) constitutes unfair competition or trade practices under the laws of any jurisdiction. There are no pending or, to Sellers' knowledge, threatened claims against Sellers alleging any of the foregoing nor are Sellers aware of any reasonable basis upon which any party might allege any of the foregoing.

            (k) Each software developer or other Person who has performed services for MGA or otherwise assisted in the development of the MGA Products has assigned to MGA any right, title and interest he or she may have in and to the MGA Products and the use thereof.

            (l) MGA and, to Sellers' knowledge, each prior owner of the MGA Intellectual Property have taken and will take all reasonable security measures to protect the secrecy, confidentiality and value of all Intellectual Property Rights transferred in accordance with this Agreement and with the Co-Ownership Assignment Agreement.

            (m) The Acquired Assets include all assets, properties and rights necessary for compliance by Pharsight with all obligations relating to the Assumed Liabilities.

            (n) Except as set forth on Part 3.7(n) of the Disclosure Schedule,
(i) the MGA Restricted Software is an original work of MGA, and any third parties with rights thereto have executed binding assignments of rights in favor or MGA in or to the MGA Restricted Software; (ii) neither the MGA Restricted Software nor, to Sellers' knowledge, the Trademarks (as defined in Section 4.3 of the Co-Ownership Agreement), nor any element thereof infringes the Intellectual Property Rights of any third party; (iii) neither the MGA Restricted Software nor any element thereof is subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (iv) the MGA Restricted Software and related documentation delivered pursuant to Section 3 of the Co-Ownership Agreement is complete, accurate and current as of the date hereof; (v) to the knowledge of Sellers, the Trademarks (as defined in Section 4.3 of the Co-Ownership Agreement) licensed pursuant to Section 4.3 of the Co-Ownership Agreement do not infringe the Intellectual Property Rights of any third party; and (vi) MGA has not granted, directly or indirectly, any rights or interest in the MGA Restricted Software to third parties that are inconsistent with the rights assigned to Pharsight herein and under the Co-Ownership Agreement.

      3.8 Ownership Transfer. Ownership of and all rights to all versions of the Acquired Assets (other than the one-half ownership interest of MGA in and to the MGA Restricted Software) will be transferred from MGA to Pharsight at the Closing; all copies of the MGA Unrestricted Software in the possession of Sellers or under their control will be transferred to Pharsight at the Closing; and neither Sellers nor any third party under any Seller's control will have retained any copies of the MGA Unrestricted Software. Co-ownership of and certain rights to the MGA Restricted Software all as more fully set forth in the Co-Ownership Agreement, will be transferred from MGA to Pharsight at the Closing.

      3.9 Litigation. There is no claim, dispute, action, proceeding (including arbitration), suit or appeal, or investigation, at law or in equity, pending (other than those, if any, with respect to which service of process or similar notice has not yet been made and which are not within Sellers' knowledge) or, to Sellers' knowledge, threatened against any Seller or involving any of the Acquired Assets before any court, agency, authority, arbitration panel or other tribunal that would have a Material Adverse Effect. There is no outstanding order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, and MGA is not in default with respect to any notice, order, writ, injunction, or decree, in each case relating to, or affecting the Acquired Assets or the Assumed Liabilities.

      3.10 Environmental Matters. To Sellers' knowledge, MGA has at all times been in compliance with, and is not currently in violation of, any Legal Requirement relating to the environment or occupational health and safety, and to Sellers' knowledge, no material expenditures are or will be required in order to comply with any such existing Legal Requirement. Sellers have no basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any governmental body, private citizen acting in the public interest or any other Person, or (ii) the current or prior owner or operator of MGA's properties, of any actual or potential violation or failure to comply with any Legal Requirement relating to the environment or occupational health and safety, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the properties of MGA (whether real, personal, or mixed) in which any of Sellers has had an interest, or with respect to any property at or to which hazardous materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers or any other Person for whose conduct they are or may be held responsible, or from which hazardous materials have been transported, treated, stored, handled, transferred, disposed, recycled or received. Sellers have made all filings with governmental bodies or agencies, voluntary or involuntary, relating to the environment which may be necessary or appropriate to mitigate any exposure to liabilities arising from activities related to the environment or under Legal Requirements related to the environment. Sellers have delivered to Pharsight true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers pertaining to hazardous materials or hazardous activities in, on, or under the properties of MGA, or concerning compliance by Sellers or any other Person for whose conduct they are or may be held responsible, with any Legal Requirement relating to the environment.

      3.11 Employment Matters. Pharsight will not become liable to any employee of MGA, as a result of the transactions contemplated by this Agreement, for any obligations under any employment contracts, any pension, bonus, profit-sharing, stock option or other arrangement providing for employee remuneration or benefits of MGA, or, to the knowledge of Sellers, under the Employee Retirement Income Security Act of 1974, other than pursuant to contracts entered into separately and directly between Pharsight and any such employees, if any. Sellers and, to the knowledge of Sellers, MGA's officers and directors have (i) used their best efforts to support Pharsight's offers of employment to MGA employees who Pharsight desires to employ and to secure for Pharsight the employment of such MGA employees, and (ii) have taken no actions which would discourage such MGA employees from accepting such employment or otherwise have the effect of impeding the efforts of Pharsight to secure employment of such MGA employees.

      3.12 Use Of Office Facilities. MGA has maintained the MGA Facility in material compliance with MGA's lease of the MGA Facility. The MGA Facility is in good condition and fit for the purposes for which MGA uses the MGA Facility, ordinary wear and tear excepted. MGA has obtained all necessary permits and approvals required for the use of the MGA Facility as is currently being used, and the transactions contemplated by this Agreement will not cause any such permit to be canceled or otherwise affected so that Pharsight will not have the full benefit of such permits or approvals. Since March 12, 1998, MGA has not removed or allowed the removal of any of the items or materials identified in
Section 1.1(f) from the MGA Facility, other than in the normal course of business operations.

      3.13 Brokers' Fees. No Seller has agreed or become obligated to pay, or has taken any action that might result in any party claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

      3.14 Compliance with Bulk Sales Laws. Sellers have taken all actions necessary for the sale, transfer and assignment of the Acquired Assets by MGA to Pharsight hereunder and for the consummation of the other transactions contemplated hereby to comply with the bulk sales laws of all applicable jurisdictions.

      3.15 Underlying Documents. Copies of all documents listed or described in the Disclosure Schedule and the Exhibits hereto have been furnished to Pharsight. All such documents are true, correct and complete copies, and there are no amendments or modifications thereto.

      3.16 Investment Representation. MGA with respect to the Promissory Note referenced in Section 2.1(b), and each of Mitchell and Gauthier with respect to the shares of Pharsight Common Stock referenced in Section 2.1(c) (collectively, the "Securities"):

            (a) taking into account the personnel and resources such Seller can practically bring to bear on the acquisition of such Securities, either alone or together with the advice of such Seller's purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the acquisition of such Securities, and has requested, received, reviewed and considered, either alone or with such Seller's purchaser representative, all information such Seller deems relevant in making an informed decision to acquire such Securities;

            (b) is acquiring such Securities for such Seller's own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities except in compliance with Section 3.16(c).

            (c) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of such Securities acquired hereunder except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), applicable blue sky laws, and the rules and regulations promulgated thereunder.

      3.17 Full Disclosure. Neither this Agreement, the Ancillary Agreements, the Disclosure Schedule or the Exhibits hereto, nor, to Sellers' knowledge, any other documents delivered by Sellers in connection with this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and, to Sellers' knowledge, there is no fact that has not been disclosed to Pharsight that materially and adversely affects or could reasonably be anticipated to materially and adversely affect the Acquired Assets, or the operation of the Acquired Assets by Pharsight as currently conducted by MGA.

4. REPRESENTATIONS AND WARRANTIES OF PHARSIGHT. Pharsight represents and warrants to Sellers that the statements contained in this Section 4 are correct and complete as of the Closing.

      4.1 Organization of Pharsight. Pharsight is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Pharsight has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. Pharsight is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business of Pharsight.

      4.2 Authorization of Transaction. Pharsight has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, Pharsight has taken all corporate and other action required for the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party. This Agreement and each of the Ancillary Agreements to which it is a party constitutes the valid and legally binding obligation of Pharsight, in each case enforceable in accordance with its terms. The persons who have executed this Agreement and the Ancillary Agreements to which Pharsight is a party on behalf of Pharsight have been duly authorized to do so.

      4.3 Non-Contravention. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, shall (i) violate any (A) statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Pharsight is subject or (B) any provision of the articles of incorporation or bylaws of Pharsight or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require a notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which Pharsight is a party or by which it is bound or to which any of its assets is subject, except where the violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations or failures to give notice, individually or in the aggregate, would not have a material adverse effect on the business of Pharsight. Pharsight need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure to do so, individually or in the aggregate, would not have a material adverse effect on the business of Pharsight.

      4.4 Brokers' Fees. Pharsight has not agreed or become obligated to pay, or has taken any action that might result in any party claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

      4.5 Acknowledgement. Pharsight understands that MGA may in the future desire to sell, transfer, assign or license any and all rights, including Intellectual Property Rights, to the MGA Restricted Software to a third party for use in the MGA Fields. This acknowledgement does not constitute a consent by Pharsight to any such action or act in any way restrict or diminish Pharsight's rights under this Agreement, the Co-Ownership Agreement or any other agreement contemplated hereby.

5. POST-CLOSING COVENANTS AND AGREEMENTS.

      5.1 Cooperation; Further Assurances. Each party hereto shall, at all times following the Closing, not take any action inconsistent with the satisfaction of its obligations hereunder, and shall promptly take any further action necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

      5.2 Delivery; Removal of Excluded Assets.

            (a) Upon execution of this Agreement, MGA shall provide to Pharsight five (5) Golden Masters of the Object Code of the MGA Products, two (2) electronic copies of the Source Code corresponding to the Golden Master Object Code of the MGA Products, and five (5) Golden Masters and two (2) printed copies of any end-user documentation for the MGA Products. Without limiting the foregoing, MGA's delivery shall include everything Pharsight needs to recreate the most current released version, and every supported prior version, of each of the MGA Products for all currently supported platforms, including copies of all firmware, installation programs, source code control archives, development tools, test plans, test files, test data, build scripts, file specifications, design and implementation documents, interface specifications, requirements specifications, data bases, utilities, and bug databases.

            (b) Sellers shall promptly put all of the Excluded Assets in the subleased portion of the MGA Facility.

      5.3 Notice of Developments. Each party shall give prompt written notice to the other parties of any material development that could have a Material Adverse Effect. Each party shall give prompt written notice to the other parties of any material development affecting the ability of the parties to perform their post-Closing obligations under this Agreement.

      5.4 Enforcement of Rights. In connection with the enforcement of its rights of ownership of the Acquired Assets and the enjoyment thereof, Pharsight may bring actions in the name of Sellers, or cause Sellers to join any such action as a party, as reasonably necessary, provided that Pharsight shall indemnify Sellers with respect thereto unless and to the extent such actions are based upon facts constituting a material breach of a representation, warranty or covenant of any of Sellers hereunder or under any of the Ancillary Agreements.

      5.5 Delivery of Notices. After the Closing, each of Sellers shall promptly forward to Pharsight any and all notices and correspondence which it may receive pertaining to the Acquired Assets, and MGA shall remain responsible for the maintenance of all Consent-Required Assets retained by MGA pursuant to Section
2.5 as a consequence of the failure to obtain a required consent of a third party until such time as the applicable consent is obtained.

      5.6 Payment by Pharsight of Certain of Sellers' Costs. Pharsight shall pay directly or reimburse Sellers for, up to an aggregate of $250,000, reasonable, documented out-of-pocket legal, accounting and severance costs incurred by Sellers and tendered to Pharsight for payment prior to or in the twelve months following the Closing, in connection with the sale of the Acquired Assets hereunder and the termination of employment of employees of MGA to whom Pharsight determines not to offer employment; provided, however, that Pharsight shall not be obligated to pay any amount in connection with the termination of any MGA employee hereunder unless (i) Sellers shall have obtained from such employee and delivered to Pharsight a general release of liability, in form and substance reasonably satisfactory to Pharsight, executed by and enforceable against such terminated employee releasing Pharsight from any liabilities Pharsight may have to such employee, and (ii) Sellers shall have complied with all Legal Requirements in connection with the termination of such MGA employee, including with respect to obtaining such general release. Following such twelve-month period Pharsight shall have no further obligations under this Section 5.6.

      5.7 Reimbursement of Remaining Amounts. Pharsight will pay to MGA, on the date twelve months following the Closing, the sum of $250,000 less all amounts paid by Pharsight under Section 5.6 (the "Remaining Amount); provided, however, that Pharsight shall have no obligation to pay the Remaining Amount if, on such date, (i) Pharsight shall not have received a general release from Michael Gauthier, if terminated on or prior to such date, in form and substance as referred to in the proviso of Section 5.6, and (ii) Pharsight shall not have received a general release from Mark Sale, if terminated on or prior to such date, in form and substance as referred to in the proviso of Section 5.6; provided further, that if the provisions of the previous proviso have been complied with, Pharsight shall only be obligated to pay the proportion of the Remaining Amount as equals the Remaining Amount multiplied by the Release Termination Ratio. The "Release Termination Ratio" shall be (i) the total number of MGA employees on the date hereof that are terminated by MGA on or prior to one year from the date hereof and from which Pharsight has received a general release in form and substance as referred to in the proviso of Section 5.6, divided by(ii) the total number of MGA employees on the date hereof that are terminated by MGA on or prior to one year from the date hereof.

6. INDEMNIFICATION.

      6.1 Indemnification and Reimbursement of Pharsight's Losses. Sellers, jointly and severally, shall indemnify Pharsight and its affiliates, together with their respective officers, directors and employees (each a "Sellers' Indemnitee") against Losses (as defined below) as set forth in this Section 6. If a Sellers's Indemnitee shall have suffered a Loss by reason of (i) the breach of any of the representations or warranties made by Sellers herein, (ii) any liabilities under the Assumed Agreements arising prior to the Closing, whether or not disclosed to Pharsight prior to the Closing, (iii) any liability of Sellers that is not an Assumed Liability, including any successor liability to MGA employees or former MGA employees not hired by Pharsight to which Pharsight may become subject as a result of the purchase of the Acquired Assets, or (iv) any breach of a covenant of Sellers hereunder, Sellers's Indemnitee shall be reimbursed for such Loss by Sellers as set forth in this Section 6. For purposes hereof, "Loss" shall mean any losses, liabilities, claims, damages and expenses incurred or reasonably expected to be incurred, including penalties, fines, interest, amounts paid in settlement and reasonable fees and disbursements of counsel, and expenses incurred in connection with any investigation, action, suit or proceeding instituted against an indemnified party, including in connection with any action taken to enforce such indemnified party's rights under this Agreement or the Ancillary Agreements. Notwithstanding the foregoing, Sellers shall have no obligation to indemnify Sellers's Indemnitees for Losses which, cumulatively, total less than $50,000;

provided, however, that if cumulative Losses equal or exceed said $50,000, then Sellers shall indemnify Sellers's Indemnitees for all of such Losses, including such $50,000. The total of all Liquidated Claims (as defined below) actually paid by Mitchell and/or Gauthier (but not MGA) under this Section 6, other than Claims or Third Party Claims based upon fraud or willful misconduct by Mitchell or Gauthier, shall be limited to an aggregate of $4.5 million, including any payments contemplated under Section 6.8 of this Agreement withheld or set off by Pharsight.

      6.2 Indemnification and Reimbursement of Sellers's Losses. Pharsight shall indemnify Sellers, together with MGA's affiliates, directors and employees (each a "Pharsight's Indemnitee") against Losses as set forth in this Section 6. If a Pharsight's Indemnitee shall have suffered a Loss by reason of (i) the breach of any of the representations or warranties made by Pharsight herein, (ii) any Assumed Liability, provided such Assumed Liability is not related to or arising from any breach of a covenant, representation or warranty of Sellers or any act or omission by Sellers involving willful misconduct, fraud or bad faith, or
(iii) any breach of a covenant of Pharsight hereunder, Pharsight's Indemnitee shall be reimbursed for such Loss by Pharsight as set forth in this Section 6. Notwithstanding the foregoing, Pharsight shall have no obligation to indemnify Pharsight's Indemnitees for Losses which, cumulatively, total less than $50,000, provided however that if cumulative Losses equal or exceed said $50,000, then Pharsight shall indemnify Pharsight's Indemnitees for all of such Losses, including such $50,000.

      6.3 Payment. At such time as the reimbursable amount of a Claim (as defined below) or a Third Party Claim (as defined below) has been determined in accordance with this Section 6 (a "Liquidated Claim"), the indemnifying party shall immediately pay the Person to be indemnified hereunder (an "Indemnitee") the amount of the Liquidated Claim. No forbearance of an Indemnitee in demanding payment from the indemnifying party shall act as a waiver of any right of an Indemnitee to receive payment from the indemnifying party, nor shall it relieve the indemnifying party of any obligation to an Indemnitee under this Agreement.

      6.4 Notice of Claims. In the event an Indemnitee has any claim for indemnification under Section 6.1 or Section 6.2 (a "Claim"), it shall give prompt written notice thereof to the indemnifying party, including in such notice a brief description of the facts upon which such claim is based and the amount thereof.

      6.5 Third Party Claims.

            (a) If any third party shall notify an Indemnitee with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against a party hereto (the "Indemnifying Party") under this
Section 6, then the Indemnitee shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnitee in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder, unless (and then solely to the extent that) the Indemnifying Party is prejudiced.

            (b) The Indemnifying Party shall have the right to defend the Indemnitee against the Third Party Claim with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnitee so long as: (A) the Indemnifying Party notifies the Indemnitee within 15 days after the Indemnitee has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnitee as required by (and subject to the limitations of) this Section 6 for Losses arising out of, relating to, in the nature of, or caused by the Third Party Claim; (B) the Indemnifying Party provides the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; and (D) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6.5(b) above: (A) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (B) the Indemnitee shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and (C) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee (not to be withheld unreasonably).

            (d) In the event any of the conditions in Section 6.5(b) above is or becomes unsatisfied; (A) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnitee need not consult with or obtain any consent from, any Indemnifying Party in connection therewith); (B) the Indemnifying Party shall reimburse the Indemnitee promptly and periodically for the reasonable costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party shall remain responsible for any Losses the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.

      6.6 Disputed Claims. If the Indemnifying Party objects to any Claim, it shall give written notice of such objection and brief statement of the grounds of such objection to Indemnitee within 20 business days after notice is received. If no such objection is given, such Claim, as the case may be, shall be a Liquidated Claim. If such objection is made, Indemnitee and the Indemnifying Party shall meet and use their best efforts to settle the dispute in writing that when resolved shall be a Liquidated Claim.

      6.7 Survival. The provisions of this Section 6 shall survive the Closing. Notwithstanding anything to the contrary in this Agreement, no Claim or Third Party Claim may be asserted by a Sellers's Indemnitee under this Section 6: (i) with respect to Losses arising in connection with the obligation to pay taxes, following the date of the expiration of the applicable statute of limitations for such obligation; (ii) with respect to a Loss arising out of or in connection with an Assumed Agreement, following the termination of such Assumed Agreement in accordance with its terms; (iii) with respect to a Loss arising out of or in connection with a breach of a representation or warranty (A) set forth in
Section 3.7(n) hereof or (B) relating specifically to a claim that distribution of the MGA Unrestricted Software relating to ACSL

Biomed infringes upon the Intellectual Property Rights held or formerly held by Georgetown University, following five years from the date of this Agreement; and
(iv) with respect to all other Losses, following two years from the date of this Agreement. No Claim or Third Party Claim may be asserted by a Pharsight's Indemnitee under this Section 6, other than Losses arising with respect to the Assumed Liabilities, following two years from the date of this Agreement. Any Claim or Third Party Claim asserted within the appropriate time periods specified above shall be indemnifiable hereunder regardless of whether such claims or Third Party Claims are reduced to Liquidated Claims within such time periods. Notwithstanding the foregoing provisions of this Section 6.7, an Indemnitee may assert a Claim or Third Party Claim under this Section 6 with respect to Losses that are the result of fraud or willful misconduct by the Indemnifying Party at any time within the applicable statute of limitations for such Claim or Third Party Claim.

      6.8 Right of Setoff. Pharsight shall be entitled to set off any amount payable by Pharsight under the Promissory Note or the Noncompetition Agreements referred to in Section 2.4(b), or the amounts payable under Sections 5.6 and 5.7 hereof, in satisfaction, partially or fully as the case may be, of Liquidated Claims hereunder, and to withhold any such amounts with respect to Claims or Third Party Claims not reduced to Liquidated Claims; provided, however, that any and all such amounts so retained by Pharsight as a set off pursuant to this
Section 6.8 shall reduce the indemnification obligation of the Sellers hereunder by such amount.

      6.9 Sole Remedy; Co-Ownership Agreement Separate. The right of each party hereto to assert Claims and receive indemnification payments pursuant to this
Section 6 shall be the sole and exclusive right and remedy exercisable by such party with respect to any breach by the other party hereto of any representation or warranty under this Agreement or failure to perform any covenant required to be performed by such other party under this Agreement; provided, however, that the above shall not prevent a party hereto from seeking specific performance of a covenant which another party hereto has failed to perform under this Agreement. The rights and remedies of the parties to the Co-Ownership Agreement are as set forth in the Co-Ownership Agreement and are not governed by, and are separate from, this Section 6; provided, however, that no party shall be entitled to indemnification for the same Loss under both this Agreement and the Co-Ownership Agreement except and only to the extent that such entitlement would provide coverage for the full amount of the Loss suffered.

7. MISCELLANEOUS.

      7.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

      7.2 No Third Party Beneficiaries. Except as otherwise specified herein, this Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

      7.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.

      7.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Sellers shall not assign any of their rights, interests or obligations hereunder without the prior written consent of Pharsight, which consent shall not be unreasonably withheld. Pharsight shall not assign any of its rights, interests or obligations hereunder without the prior written consent of MGA, which consent shall not be unreasonably withheld.

      7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      7.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      7.7 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) when delivered by hand, (ii) five days after deposit in the United States mail if by certified mail, (iii) on the next business day if sent by courier or express delivery service that guarantees next business day delivery, or (iv) upon confirmation if sent by facsimile, to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

            If to Sellers:

                  MITCHELL AND GAUTHIER ASSOCIATES, INC.
                  919 B Willowbrook Drive
                  Huntsville, Alabama 35802
                  Attention:  President
                  Facsimile:  (205) 883-5516

            Copy to:

                  Richard Stein
                  Hutchins, Wheeler & Dittmar
                  101 Federal Street
                  Boston, MA  02110
                  Facsimile:  (617) 951-1295

            If to Pharsight:

                  PHARSIGHT CORPORATION
                  299 California Ave.

                  Suite 300
                  Palo Alto, CA  94306
                  Attention:  Arthur H. Reidel, President
                  Facsimile:  (650) 462-5610

            Copy to:

                  Cooley Godward LLP
                  5 Palo Alto Square
                  Palo Alto, California  94306
                  Attention:  Andrei M. Manoliu, Esq.
                  Facsimile:  (650) 857-0663

      7.8 Governing Law.

            (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

            (b) Any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including without limitation any action or claim based on tort, contract, statute, or for any other cause of action, and which relates in any way to the interpretation, effect, termination, validity, enforcement, performance and/or breach of this Agreement, shall be resolved by final binding arbitration administered by the American Arbitration Association ("AAA"). The arbitration shall be conducted before a panel of three arbitrators under the commercial arbitration rules of the AAA and shall be held at an AAA facility (i) in Boston, Massachusetts, if brought by Pharsight, and (ii) in Santa Clara County, California, if brought by Sellers. The parties hereto agree that all arbitrators serving on such panel must be available to serve on the panel in accordance with the timetable of the arbitration.

            (c) Not for the adjudication of any matters (other than judicial review for fraud or undisclosed bias), but for the enforcement of an arbitration award (which shall be brought in California if Pharsight is enforcing the arbitration award or in Massachusetts if one or more Sellers are enforcing the arbitration award) or the granting of injunctive relief (which shall be brought in Massachusetts if Pharsight is seeking injunctive relief or in California if one or more Sellers are seeking injunctive relief), the parties hereto irrevocably elect as the sole two judicial forums for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of California and the Commonwealth of Massachusetts.

      7.9 Waiver.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      7.10 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

      7.11 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      7.12 Expenses. Subject only to Sections 5.6 and 5.7, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Pharsight and its representatives with respect to the Acquired Assets, (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, and (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any consent required to be obtained in connection with any of such transactions.

      7.13 Transfer Taxes. Any and all sales taxes, use taxes, transfer taxes, filing fees and similar taxes, fees, charges and expenses required to be paid in connection with the transactions contemplated by this Agreement shall be paid by Sellers.

      7.14 Confidentiality of Information. All information given to a party by the other party in connection with this Agreement ("Confidential Information") shall be used only for purposes related to the consummation of the transactions contemplated herein, and shall be disclosed to the receiving party's employees and representatives only on a "need to know" basis in connection with such purposes. If the Closing does not occur for any reason, each party shall maintain in confidence all Confidential Information of the other party, shall return to the disclosing party or destroy all tangible embodiments (and all copies) of such Confidential Information and shall not use such Confidential Information for any purpose; provided, however, that the forgoing restrictions shall not apply to: (i) information that is or becomes a matter of public knowledge through no act or failure to act of the receiving party, its representatives or employees, (ii) information that becomes available to the receiving party from a source not under an obligation of confidentiality to the disclosing party, or (iii) information that was known to receiving party prior to its disclosure to the receiving party by the disclosing party.

      7.15 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Except as otherwise specified, references in this Agreement to Sections are to Sections of this Agreement. Except where the context clearly requires to the contrary, "including" shall mean "including, without limitation."

      IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on the date first written above.

                                          PHARSIGHT CORPORATION

                                          By:    /s/ Arthur H. Reidel
                                             -----------------------------------
                                          Name:  Arthur H. Reidel
                                               ---------------------------------
                                          Title: President
                                                --------------------------------


                                          MITCHELL AND GAUTHIER ASSOCIATES, INC.

                                          By:    /s/ Michael Gauthier
                                             -----------------------------------
                                          Name:  Michael Gauthier
                                               ---------------------------------
                                          Title: illegible
                                                --------------------------------
                                          /s/ Edward E. L. Mitchell
                                          --------------------------------------
                                          Edward E. L. Mitchell

                                          /s/ Joseph S. Gauthier
                                          --------------------------------------
                                          Joseph S. Gauthier

                                                                      EXHIBIT A

                               ASSUMED AGREEMENTS

1. Lease, dated November 9, 1990, between Concord Office Realty Trust and MGA, relating to the MGA Facility.

2. The following Customer Agreements, which are all shrink-wrap licenses, a form of which has been provided to Pharsight:

Customer                     Product          Units      Sold By         Date

Pharmacia & Upjohn            Biomed            3           MGA         Nov-96
US/FDA                        Biomed            1           MGA         Nov-96
U Degli St. Udine             Biomed            1           MGA         Dec-96
Hoffman LaRoche               Biomed            1           MGA         Jun-97
Pfizer                        Biomed            1           MGA         Aug-97
Glaxo-Wellome                 Biomed            1           RDL         Sep-97
GloboMax                      Biomed            3           MGA         Dec-97
Sanofi                        Biomed            2           MGA         Jan-98
Rohm & Haas                   Tox               1           MGA         Jan-98
Rhone Poulenc                 Biomed            1           RDL         Jan-98

Bayer, Germany                Model             7           RDL
CIIT                          ACSL              3           MGA
CIIT                          Optimize          3           MGA
Eli Lilly                     ACSL              1           MGA
Glaxo                         ACSL              1           MGA
Globomax                      Optimize          3           MGA
ICF Kaiser                    Model             9           MGA
Mantech Env Tech              ACSL              6           MGA
Mantech Env Tech              Model             5           MGA
Monsanto                      Model             9           MGA
Monsanto                      Optimize          9           MGA
Rhone Poulenc                 ACSL              5           RDL
Rhone Poulenc                 Optimize          1           MGA
EPA                           ACSL              4           MGA
FDA                           ACSL              4           MGA

                                    EXHIBIT B

                                 EXCLUDED ASSETS

1  Silicon Graphics O2 (boole.mga.com)
   32Mb of memory
   internal 2 GB disk
   CDROM player
   17" color monitor
   running Irix 6.3

2. DEC Alphastation 200 4/166 (alpha.mga.com)
   64Mb of memory
   2 internal 1GB disks
   CDROM Player
   17" color monitor
   running Digital Unix 4.0c & Open VMS 6.2

3. Sun IPX (eileen.mga.com)
   64MB of memory
   internal 1 GB disk
   17" color monitor
   running SunOS 4.1.3

4. HP 710 (9000 Series) (aeneas.mga.com)
   32 MB of memory
   internal 2 GB disk
   external CDROM Player
   19" BW monitor
   running HPUX 10.20

5. VaxStation 4000 (vax.mga.com)
   16MB memory
   1 GB internal disk
   vt100 monitor
   running VMS 6.2

6. PC running Linux used as Web Server
   P-120 (www.mga.com)
   32MB of memory
   2 GB internal disk
   CDROM player
   14" color monitor

   running Linux (kernel 2.30)

CD Writer and the PC it is attached to.

Floppy Disk Duplicator the PC it is attached to.

Sharp P-120 laptop

Filing cabinets holding MGA customer files and simulation library articles (16 file cabinets)

Shelving holding documentation in shipping department.

                                    EXHIBIT C

                             ASSIGNMENT OF COPYRIGHT

      For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to Pharsight, a California corporation, and its successors and assigns, all right, title and interest in the copyright in and to the following work, which was created by the following indicated author(s):

Title:____________________________________

Author(s):________________________________

          ________________________________

Copyright Office Identification No. (if any):_______________________________

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

      Executed this ________________ day of _______________ , 1998.

                              Signature:_______________________________________

                              Printed Name:____________________________________

                                                                      EXHIBIT D

                       TERMINATED DISTRIBUTION AGREEMENTS

1.    Distribution Agreement with Jason International Supply, dated July 2,
      1991.

2.    Distribution Agreement with JTT Corporation, dated June 10, 1993

3. Distribution Agreement with Vanguard Information Company, dated November 1, 1992.

4.    Distribution Agreement with Inpol Company Ltd., dated April 17, 1992.

5. Distribution Agreement with Industrial and Offshore Computer Services Pte Ltd., dated July 13, 1992.

6. Distribution Agreement with Hearne Scientific Software Pty Ltd., dated January 10, 1995.

7. Distribution Agreement with Jason Advanced Technology, Inc., dated November 11, 1990.

8. Distribution Agreement with Baruch D. Pekelman and/or Omikron Delta, dated November 5, 1985.

                                       2